U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3
TO
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

CHINA XINGBANG INDUSTRY GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	99-0366034
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
7/F West Tower, Star International Mansion, No.6-20 Jinsui Rd.,
Tianhe District, Guangzhou, Guangdong Province, P.R.C.	510623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 86 20 38296988

Copies to:
Barry I. Grossman, Esq.
Ellenoff Grossman & Schole LLP
150 East 42nd Street
New York, NY 10017
Telephone Number: (212) 370-1300
Facsimile Number: (212) 370-7889

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Exchange Act:

Title of each class to be so registered	Name of Exchange on which each class is to be registered

Common Stock, $0.001	N/A

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

EXPLANATORY NOTE

The sole purpose of this Amendment No. 3 to the General Form for Registration of Securities on Form 10 (File No. 000-54429) of China Xingbang Industry Group Inc., is to add a footnote to the list of Exhibits in Item 15.  No other changes have been made to the Registration Statement.

Item 15.  Financial Statements and Exhibits.

(b)	Exhibits.

Exhibit No.	Description
3.1 *	Articles of Incorporation of the Registrant
3.2 *	Certificate of Amendment to the Articles of Incorporation
3.3 *	Bylaws of the Registrant
10.1 *	Share Exchange Agreement
10.2 *	Consulting Services Agreement dated May 13, 2010 between Guangdong Xingbang and the WFOE
10.3 *	Operating Agreement dated May 13, 2011 by and among Guangdong Xingbang, its shareholders and the WFOE
10.4 *	Voting Rights Proxy Agreement dated May 13, 2011 by and among Guangdong Xingbang, its shareholders and the WFOE
10.5 *	Equity Pledge Agreement dated May 13, 2011 by and among Guangdong Xingbang, its shareholders and the WFOE
10.6 *	Option Agreement dated May 13, 2011 by and among Guangdong Xingbang, its shareholders and the WFOE
10.7 *	Unofficial English Translation of Labor Contract between Guangdong Xingbang and Xiaohong Yao
10.8 *	Unofficial English Translation of Labor Contract between Guangdong Xingbang and Haigang Song
10.9 **	Unofficial English translation of the Exclusive Advertising Agency Agreement with Shopping Guide Press with respect to Guzhen Lighting Weekly
10.10 **	Unofficial English translation of the Exclusive Advertising Agency Agreement with Shopping Guide Press with respect to China Ceramic Weekly
10.11 *	Letter of Authorization from Shopping Guide Press
10.12 *	Director Agreement dated June 13, 2011 with Joseph Levinson
10.13 *	Director Agreement dated June 13, 2011 with Gangxian Su
10.14 *	Director Agreement dated June 13, 2011 with Xingzheng Tan
10.15 *	Director Agreement dated June 13, 2011 with Fei Wu
99.1 *	Audit Committee Charter adopted on June 15, 2011
99.2 *	Compensation Committee Charter adopted on June 15, 2011
99.3 *	Nominating and Corporate Governance Committee Charter adopted on June 15, 2011
14.1 *	Code of Ethics adopted on June 15, 2011

* Previously filed.
** Certain provisions have been omitted pursuant to a confidential treatment request.  Omitted information has been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Xingbang Industry Group Inc.

October 13, 2011	By:	/s/ Xiaohong Yao
Name:Xiaohong Yao
Title: President, Chief Executive Officer and Chairman of the Board

	By:	/s/ Haigang Song
Name: Haigang Song
Title: Director

	By:	/s/ Xiaole Zhan
Name: Xiaole Zhan
Title: Director

	By:	/s/ Joseph Levinson
Name: Joseph Levinson
Title: Director

	By:	/s/ Gangxian Su
Name: Gangxian Su
Title: Director

	By:	/s/ Xingzheng Tan
Name: Xingzheng Tan
Title: Director

	By:	/s/ Fei Wu
Name: Fei Wu
Title: Director